            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 333-32022) of YouthStream Media Networks, Inc. of our
report dated December 17, 2004 relating to the financial statements of
YouthStream Media Networks, Inc. as of and for the years ended September 30,
2004 and 2003 and for the three months ended September 30, 2002, included in the
Annual Report on Form 10-K for the year ended September 30, 2004.

                                        /s/ WEINBERG & COMPANY, P.A.
                                            Certified Public Accountants

Boca Raton, Florida
January 28, 2005